UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 7, 2009

AM OIL RESOURCES & TECHNOLOGY INC.
(Formerly Aventerra Explorations, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA	000-53665
(State or other jurisdiction of incorporation)	(Commission File No.)

27240 Turnberry Lane, Suite 200
Valencia, California 91355
(Address of principal executive offices and Zip Code)

800-646-6570
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On July 9, 2009 we reported in a Form 8-K  that on July 7, 2009, shareholders of the Company holding 36,120,000 shares of the Company’s common stock voted to remove Keith Johnson and Natasha Mercer as officers and directors of the Company.  At the time of the vote, there were 71,400,000 shares of common stock outstanding.  The 36,120,000 shares voting for the removal of Mr. Johnson and Ms. Mercer constituted 50.59% of the total share outstanding.  Accordingly, we reported, effective July 7, 2009, Mr. Johnson and Ms. Mercer were no longer officers or directors of the Company.  At the same time, Michael Freeberg was elected president, principal executive officer, treasurer, principal financial officer and principal accounting officer; Greg Brown was elected secretary.  We reported that Messrs Freeberg and Brown were the only members of the Company’s board of directors.

In reviewing NRS 78.335 we have concluded that there were insufficient votes to remove Mr. Johnson and Ms. Mercer as officers and directors.  Accordingly, Mr. Johnson and Ms. Mercer continue to be members of the board of directors and Mr. Johnson continues as president, principal executive officer, treasurer, principal financial officer and principal accounting officer of the Company and Ms. Mercer continues as secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of July 2009.

AM OIL RESOURCES & TECHNOLOGY INC.

BY:	MICHAEL FREEBERG
Michael Freeberg, Director